UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2008 (June 11, 2008)
Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3776 South High Street, Columbus, Ohio		43207

(Address of principal executive offices)		(Zip Code)
(614) 491-2225

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 11, 2008, the Board of Directors of Bob Evans Farms, Inc. (the “Company”) promoted J. Michael Townsley to President – Food Products, effective immediately. Mr. Townsley is 49 years old. He has served as the Company’s Executive Vice President – Food Products since November 2006. Mr. Townsley joined the Company in 2003, as President and Chief Operating Officer of its wholly owned subsidiary, Owens Foods, Inc. (formerly Owens Country Sausage, Inc.). Prior to joining the Company, Mr. Townsley was Senior Vice President of Sales and Marketing for Premium Standard Farms from 1997 to 2003.
     In connection with his promotion and outstanding performance during the Company's fiscal year ended April 25, 2008, Mr. Townsley's base salary for fiscal 2009 was set at $317,625, a 10 percent increase. The Company entered into a change in control agreement with Mr. Townsley on June 23, 2003. Mr. Townsley’s change in control agreement is substantially the same as the change in control agreements the Company has entered into with its other executive officers. A description of the material terms of the Company’s change in control agreements was included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on July 31, 2007. A copy of the change in control agreement is filed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended April 27, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOB EVANS FARMS, INC.
Dated: June 13, 2008	By:	/s/ Donald. J. Radkoski
Donald J. Radkoski
Chief Financial Officer, Treasurer and Assistant Secretary

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